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                                                            EXHIBIT 3.2


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                                      BY-LAWS

                                         OF

                           ABN AMRO MORTGAGE CORPORATION



Adopted:  August 5, 1991

As amended through:  August 20, 1998


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ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.1  Annual Meeting. . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2  Special Meetings. . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.3  Notice of Meetings. . . . . . . . . . . . . . . . . . . . . 1
     Section 1.4  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.5  Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.6  Presiding Officer and Secretary . . . . . . . . . . . . . . 2
     Section 1.7  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.8  List of Stockholders. . . . . . . . . . . . . . . . . . . . 3
     Section 1.9  Written consent of Stockholders in Lieu of Meeting. . . . . 3

ARTICLE II. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
  Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 2.1  Number of Directors . . . . . . . . . . . . . . . . . . . . 3
     Section 2.2  Election and Term of Directors. . . . . . . . . . . . . . . 4
     Section 2.3  Independent Directors . . . . . . . . . . . . . . . . . . . 4
     Section 2.4  Vacancies and Newly Created Directorships . . . . . . . . . 5
     Section 2.5  Resignation . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 2.6  Removal . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.7  Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.8  Quorum and Voting . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.9  Written Consent of Directors in Lieu of a Meeting . . . . . 7
     Section 2.10  Compensation . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  Committees of the Board of Directors. . . . . . . . . . . . . . . . . . . . 7
     Section 3.1  Appointment and Powers. . . . . . . . . . . . . . . . . . . 7

ARTICLE IV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  Officers, Agents and Employees. . . . . . . . . . . . . . . . . . . . . . . 8
    Section 4.1   Appointment and Term of Office. . . . . . . . . . . . . . . 8
    Section 4.2   Resignation and Removal . . . . . . . . . . . . . . . . . . 8
    Section 4.3   Compensation and Bond . . . . . . . . . . . . . . . . . . . 8
    Section 4.4   Chairman of the Board and President . . . . . . . . . . . . 8
    Section 4.5   Vice Presidents . . . . . . . . . . . . . . . . . . . . . . 9
    Section 4.6   Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . 9
    Section 4.7   Secretary . . . . . . . . . . . . . . . . . . . . . . . . . 9
    Section 4.8   Assistant Treasurers. . . . . . . . . . . . . . . . . . . .10
    Section 4.9   Assistant Secretaries . . . . . . . . . . . . . . . . . . .10
    Section 4.10  Securities and Exchange Commission Compliance Officer . . .10
    Section 4.11  Delegation of Duties. . . . . . . . . . . . . . . . . . . .10


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    Section 4.12  Loans to Officers and Employees; Guaranty of Obligations
                  of Officers and Employees. . . . . . . . . . . . . . . . ..10

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 5.1  Indemnification of Corporation's Officers, Directors,
                  Agents and Employees.  . . . . . . . . . . . . . . . . . . 10

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 6.1  Certificates . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 6.2  Transfers of Stock . . . . . . . . . . . . . . . . . . . . 11
     Section 6.3  Lost, Stolen or Destroyed Certificates . . . . . . . . . . 11
     Section 6.4  Stockholder Record Date. . . . . . . . . . . . . . . . . . 11

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 7.1  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  Waiver of Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 8.1  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  Checks, Notes, Drafts, Etc . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 9.1  Checks, Notes, Drafts, Etc . . . . . . . . . . . . . . . . 13

ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 10.1  Amendments. . . . . . . . . . . . . . . . . . . . . . . . 13



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                                      BY-LAWS

                                         OF

                           ABN AMRO MORTGAGE CORPORATION


                                     ARTICLE I

                                    STOCKHOLDERS

     SECTION 1.1  ANNUAL MEETING.  Except as otherwise provided in Section
1.9 of these By-Laws, an annual meeting of stockholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held on the third Wednesday of July in each year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next day thereafter not a legal holiday. The annual meeting in each year shall be held at such hour on said day and at such place within or without the State of Delaware as may be fixed by the Board of Directors.

     SECTION 1.2 SPECIAL MEETINGS. A special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board, the President or any Vice President, and shall be called by the Chairman of the Board, or the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the whole Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting.

     SECTION 1.3 NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived as provided in Article VIII herein, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may

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transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 1.4 QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws in respect of the vote required for a specified action, at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, by the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.3 of these By-Laws, notice need not be given of the adjourned meeting.

     SECTION 1.5 VOTING. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereon.

     Except as otherwise provided by law, or by the Certificate of Incorporation, each holder or record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

     Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

     SECTION 1.6 PRESIDING OFFICER AND SECRETARY. At every meeting of stockholders the Chairman of the Board, or in his or her absence (or if there be none) the President, or in his or her absence a Vice President, or, if none be present, the appointee of the meeting, shall preside. The Secretary, or in his or her absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

     SECTION 1.7 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the

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proxy provides for a longer period.  Every proxy shall be signed by the stockholder or by his duly authorized attorney.

     SECTION 1.8 LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 1.9 WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required by statute to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation.


                                      ARTICLE II

                                      DIRECTORS

     SECTION 2.1 NUMBER OF DIRECTORS. The Board of Directors shall consist of three director(s) until changed as provided in this Section. The number of directors may be changed at any time and from time to time by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors, or by a

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resolution of the Board of Directors passed by a majority of the whole Board of Directors, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 2.5 of these By-Laws at the time of such decrease.

     SECTION 2.2 ELECTION AND TERM OF DIRECTORS. Directors shall be elected annually, by election at the annual meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of such meeting. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. Each director shall hold office from the time of his election and qualification until his successor is elected and qualified or until his earlier resignation or removal.

     SECTION 2.3 INDEPENDENT DIRECTORS. At all times following the initial issuance of Securities (as defined in the Restated Certificate of Incorporation of the Corporation), the board of directors shall include at least two individuals who are Independent Directors. "Independent Director" shall mean a director who (i) is not employed by the Corporation as a officer or employee or by any Affiliate of the Corporation as a director, officer or employee; (ii) is not (and is not an Affiliate of a Person that is) a significant advisor or consultant to the Corporation or any Affiliate of the Corporation; (iii) is not an Affiliate of a significant customer or supplier of the Corporation or any Affiliate of the Corporation; (iv) is not an Affiliate of a Person of which the Corporation or any Affiliate of the Corporation is a significant customer;
(v) does not have significant personal services contract(s) with the Corporation or any Affiliate of the Corporation; (vi) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of any capital stock of the Corporation; and (vii) is not a spouse, parent, sibling or child of any Person covered by any of clauses (i) through (vi).

     As used in this Article, the following terms shall have the following meanings: (a) an "AFFILIATE" of any Person shall mean any other Person controlling, controlled by or under common control with such Person or, in any event, a Person which has the power to vote 25% or more of the securities having ordinary voting power for the election of directors of the specified Person, and "CONTROL" of a specified Person shall mean the ability to direct or cause the direction of the management and policies of the specified Person, whether through the direct or indirect ownership of the voting securities of such specified Person, by contract or otherwise; (b) a Person shall be deemed to be a "SIGNIFICANT ADVISOR OR CONSULTANT TO THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION" if such Person received during the preceding fiscal year of the Corporation (or is expected to receive during the then current fiscal year of the Corporation) fees or similar compensation from the Corporation or any Affiliate of the Corporation in excess of the lesser of (I) 3% of the consolidated gross revenues of the Corporation and its Affiliates during the preceding fiscal year of the Corporation;

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(II) 5% of the gross revenues of such Person during the preceding calendar year, if such Person is an individual; and (III) 5% of the consolidated gross revenues of such Person during its preceding fiscal year, if such Person is not an individual; provided, however, that an individual's fees and expense reimbursements in such individual's capacity as a director shall not be included in the gross revenues of an individual for purposes of this determination; (c) a "SIGNIFICANT CUSTOMER OF THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION" shall mean a customer from which the Corporation and any Affiliate of the Corporation collectively in the preceding fiscal year of the Corporation received payments which are in excess of 3% of the consolidated gross revenues of the Corporation and its Affiliates during such fiscal year; (d) a "SIGNIFICANT SUPPLIER OF THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION" shall mean a supplier to which the Corporation and any Affiliate of the Corporation collectively in the preceding fiscal year of the Corporation made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of the Corporation and its Affiliates during such fiscal year;
(e) the Corporation or any Affiliate of the Corporation shall be deemed a "SIGNIFICANT CUSTOMER" of a Person if the Corporation and any Affiliate of the Corporation collectively were the direct source during such Person's preceding fiscal year of in excess of 5% of the gross revenues which such Person received for the sale of its products and services during such fiscal year; (f) an individual shall be deemed to have "SIGNIFICANT PERSONAL SERVICES CONTRACT(S) WITH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION" if the fees and other compensation received by such individual pursuant to personal services contract(s) with the Corporation and any Affiliate of the Corporation exceeded or would exceed 5% of such individual's gross revenue during the preceding calendar year; and (g) for purposes of convenience, and recognizing that the Corporation will not have a fiscal year prior to the filing of this Certificate of Incorporation, "THE PRECEDING FISCAL YEAR OF THE CORPORATION" shall mean (I) on any date of determination during 1995, calendar year 1994, and (II) on any date of determination during 1996, calendar year 1995.

     SECTION 2.4 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of a meeting. Except as otherwise provided by law, vacancies and such newly created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     SECTION 2.5 RESIGNATION. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

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     SECTION 2.6  REMOVAL.  Any or all of the directors may be removed at any time, with or without cause, by vote of the holders of a majority of the shares of stock entitled to vote on the election of directors, taken at a meeting or by written consent.

     SECTION 2.7 MEETINGS. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held after each annual election of directors. If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall be held at the same place and immediately following such meeting of stockholders, and no notice thereof need be given. If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as is practicable, either at the next regular meeting of the Board of Directors or at a special meeting. The Board of Directors may fix times and places for regular meetings of the Board and no notice of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President or by at least one-third of the directors for the time being in office, at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary of by a person calling the meeting to each director by mailing the same, postage prepaid, not later than the second day before the meeting, or personally or by telegraphing or telephoning the same not later than the day before the meeting.

     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 2.8 QUORUM AND VOTING. A majority of the total number of directors shall constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                                      6
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     SECTION 2.9  WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 2.10 COMPENSATION. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed form time to time by the Board of Directors.

                                     ARTICLE III

                         COMMITTEES OF THE BOARD OF DIRECTORS

     SECTION 3.1 APPOINTMENT AND POWERS. The Board of Directors may from time to time, by resolution passed by majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested to do so. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board.

                                ARTICLE IV


                      OFFICERS, AGENTS AND EMPLOYEES

     SECTION 4.1 APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall include a Chairman of the Board, a President, and a Secretary, and may include a Treasurer and one or more Vice Presidents. All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof; provided, however, that the Board may authorize an officer to appoint one or more officers or assistant officers. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Except as may be prescribed otherwise by the Board of Directors or a committee thereof in a particular case, all such officers shall hold their offices at the pleasure of the Board for an unlimited term and need not be reappointed annually or at any other periodic interval.
The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

     SECTION 4.2 RESIGNATION AND REMOVAL. Any officer may resign at any time upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

     SECTION 4.3 COMPENSATION AND BOND. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

     SECTION 4.4 CHAIRMAN OF THE BOARD AND PRESIDENT. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have the responsibility for carrying out the policies of the Board and, subject to the direction of the Board, shall have general supervision over the operations of the Corporation subject to the direction of the Board and of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and of the stockholders. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board and of the stockholders, except as provided in Section 1.6 of these By-Laws. The Chairman


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

of the Board and the President each may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and they may delegate these powers. The Chairman of the Board and the President each may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons. The Chairman of the Board and the President each shall have such other powers and perform such other duties as are prescribed by these By-Laws and as usually pertain to their respective offices and as may be assigned to them at any time or from time to time by the Board.

     SECTION 4.5 VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.

     SECTION 4.6 TREASURER. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him by the President or the Board of Directors.

     SECTION 4.7 SECRETARY. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the stockholders or directors in lieu of a meeting. He or she shall attend to the giving and serving of all notices of the Corporation. He shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. He shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the President of the Board of Directors.


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

     SECTION 4.8 ASSISTANT TREASURERS. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him.

     SECTION 4.9 ASSISTANT SECRETARIES. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

     SECTION 4.10 SECURITIES AND EXCHANGE COMMISSION COMPLIANCE OFFICER. At all times, the Corporation will have in place an officer, appointed by the Board of Directors, in charge of Securities and Exchange Commission compliance. Such officer shall coordinate and confirm the filing of all of the Corporation's required Securities and Exchange Commission reports and make periodic reports to the Board of Directors regarding such filings.

     SECTION 4.11 DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

     SECTION 4.12 LOANS TO OFFICERS AND EMPLOYEES; GUARANTY OF OBLIGATIONS OF OFFICERS AND EMPLOYEES. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any subsidiary, including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The Loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

                                      ARTICLE V

                                   INDEMNIFICATION

     SECTION 5.1 INDEMNIFICATION OF CORPORATION'S OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES. The Corporation shall indemnify, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, or any amendment thereto or

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

successor provision thereto, all officers, directors, agents and employees of the Corporation.

                                      ARTICLE VI

                                     COMMON STOCK

     SECTION 6.1 CERTIFICATES. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman or a Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation, if any, or a facsimile thereof. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 6.2 TRANSFERS OF STOCK. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these By-Laws and the law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint one or more transfer agents or registrars or transfers, or both, and may require all stock certificates to bear the signature of either or both.

     SECTION 6.3 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements.

     SECTION 6.4 STOCKHOLDER RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of


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

any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

     If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Corporation as provided in Section 1.9 of these By-Laws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                     ARTICLE VII

                                         SEAL

     SECTION 7.1 SEAL. The Corporation shall not be required to adopt or use a seal, except as otherwise provided by law. If a seal is adopted by the Corporation, it shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


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

                                     ARTICLE VIII

                                   WAIVER OF NOTICE

     SECTION 8.1 WAIVER OF NOTICE. Whenever notice is required to be given by statute, or under any provision of the Certificate of Incorporation of these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                                      ARTICLE IX

                             CHECKS, NOTES, DRAFTS, ETC.

     SECTION 9.1 CHECKS, NOTES, DRAFTS, ETC. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

                                      ARTICLE X

                                      AMENDMENTS

     SECTION 10.1 AMENDMENTS. These By-Laws or any of them may be altered or repealed, and new By-Laws may be adopted, by the stockholders by vote at a meeting or by written consent without a meeting. The Board of Directors shall also have power, by a majority vote of the whole Board of Directors, to alter or repeal any of these By-Laws, and to adopt new By-Laws.


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